UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 10, 2020

CALAVO GROWERS, INC.

(Exact Name of Registrant as Specified in Charter)

California	000-33385	33-0945304
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1141-A Cummings Road, Santa Paula, California 93060

(Address of Principal Executive Offices) (Zip Code)

(Former Name or Former Address, if Changed Since Last Report)

Registrant’s telephone number, including area code: (805) 525-1245

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CVGW	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 10, 2020, Calavo Growers, Inc. (Calavo) promoted Robert Wedin, age 71, to the position of Executive Vice President of Fresh Sales. Mr. Wedin has served as our Vice President, Sales and Fresh Marketing since 1993. Mr. Wedin joined Calavo in 1973 at our then Santa Barbara packinghouse. Beginning in 1990, Mr. Wedin served as a director of the California Avocado Commission for a period of ten years. Mr. Wedin currently is a board member of Producesupply.org and serves as a member of that organization's executive committee.

The following are the material terms of Mr. Wedin’s compensation as Executive Vice President of Fresh Sales:

●	Mr. Wedin will receive an initial annual base salary of $430,000.

●	With respect to each of Calavo’s fiscal years, Mr. Wedin will be eligible to receive a performance bonus pursuant to Calavo’s Management Incentive Plan in accordance with performance targets, thresholds and requirements to be established by Calavo’s Compensation Committee for Calavo’s executive officers. In addition, with respect to each fiscal year, the Compensation Committee may elect to award a discretionary bonus.

In addition, on August 10, 2020, Calavo and Mark Lodge, age 53, entered into an Employment Agreement pursuant to which Mr. Lodge was promoted to the position of Chief Operations Officer. Since 2019, Mr. Lodge has served as Executive Vice President of RFG Business Operations. Prior to joining Calavo, Mr. Lodge held the role of Executive Vice President for Revolution Foods supplying all-natural school meals across the United States.  Prior to Revolution Foods, Mr. Lodge was President of True Fresh HPP and True Food Innovations and was previously instrumental in the identification and implementation of the Fresh & Easy manufacturing business in the United States for Tesco, plc.

The following are the material terms of Mr. Lodge’s compensation under his Employment Agreement as Chief Operations Officer:

●	Mr. Lodge will receive an initial annual base salary of $430,000.

●	With respect to each of Calavo’s fiscal years, Mr. Lodge will be eligible to receive a performance bonus pursuant to Calavo’s Management Incentive Plan in accordance with performance targets, thresholds and requirements to be established by Calavo’s Compensation Committee for Calavo’s executive officers. In addition, with respect to each fiscal year, the Compensation Committee may elect to award a discretionary bonus.

●	Mr. Lodge will receive a signing bonus of $50,000 and restricted shares of Calavo common stock having a value of $300,000, with such shares to vest in three equal annual installments subject to the requirement that Mr. Lodge must remain in Calavo’s employment at time of vesting.

The preceding summary of Mr. Lodge’s Employment Agreement does not purport to be complete and is subject to and qualified in its entirety by the complete text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated by reference into this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

	10.1	Employment Agreement dated as of August 10, 2020 between Mark Lodge and Calavo Growers, Inc.

	104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calavo Growers, Inc.
August 13, 2020
	By:	/s/ James Gibson
James Gibson
Chief Executive Officer
(Principal Executive Officer)

4